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LOAN AGREEMENT

    THIS LOAN AGREEMENT is made as of September 7, 2001, by and among The Cobalt Group, Inc., a Washington corporation (the "Company"), and Warburg, Pincus Equity Partners, L.P. as agent (the "Agent") for the entities named on the Schedule of Lenders attached hereto as Schedule A (individually, a "Lender" and collectively, the "Lenders").

RECITALS

    WHEREAS, the Company seeks bridge financing to provide working capital for its business; and

    WHEREAS, the Lenders desire to provide such bridge financing.

    NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants made herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  Loan.

      1.1 The Maximum Amount. The Agent hereby agrees to loan to the Company, on behalf of the Lenders, funds necessary to enable the Company to meet its working capital needs; provided, however, that the aggregate amount of such borrowings shall not exceed $5,000,000.00 (the "Maximum Amount").

      1.2 Borrowings. The Company may borrow from the Lenders from time to time any amounts in denominations of at least $1,000,000.00 or integral multiples of $250,000.00 in excess thereof up to but not exceeding the Maximum Amount in the aggregate; provided, however, that any principal amounts repaid under the Notes (as defined below) may not be reborrowed under this Agreement and any such repayments will cause a corresponding reduction in the Maximum Amount. To make a borrowing, the Company shall give the Agent at least three business days' notice of borrowing. The exact amount outstanding shall be the amount reflected on the Agent's books and records from time to time, which books and records shall be conclusive evidence of the amount outstanding absent manifest error. The Agent shall advance the borrowings, on behalf of the Lenders, to such account as the Company shall direct.

      1.3 Certificate of Officer. All borrowings hereunder shall be evidenced by a certificate from a duly authorized officer of the Company in form and substance reasonably satisfactory to the Agent certifying that the representations, warranties and covenants of the Company set forth herein are true and correct in all respects and that there has been no change in or effect on the business of the Company or any of its subsidiaries that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties and leased or owned properties), condition (financial or otherwise), prospects, assets or liabilities of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), each as of the date of such borrowing.

    2.  Issuance of Notes.

      2.1 Note. The Company hereby agrees that, upon each borrowing of funds from the Lenders, the Company will execute and deliver to the Agent, on behalf of the Lenders, a note substantially in the form of Exhibit A attached hereto evidencing the loan made by such Lender (each, a "Note," and collectively, the "Notes").

      2.2 Interest. The outstanding principal amount on each Note shall bear interest at the rates set forth in the Notes. Interest shall commence with the date of issuance thereof and shall continue on the outstanding principal balance until the Note is paid in full.

      2.3 Usury Savings Clause. Each Note shall contain an appropriate usury savings clause.

    3.  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Agent and each Lender the following:

      3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now being conducted and proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction where failure to so qualify would have a Material Adverse Effect.

      3.2 Authorization. All corporate actions on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the Notes, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, and delivery of the Notes, have been taken. This Agreement and the Notes constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

      3.3 No Conflict. Except as may be required under the SVB Agreement (as defined below), the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder (including the issuance and sale of the Notes) do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof.

      3.4 Absence of Defaults. Except pursuant to the SVB Agreement, the execution and delivery of this Agreement and the performance of its obligations hereunder (including the issuance and sale of the Notes) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or the Articles of Incorporation or Bylaws of the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such key agreements and instruments or in any license, permit or authorization to which the Company is a party or by which it may be bound.

    4.  Legends. The Company and the Agent understand that the Notes may bear the following legend:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

    5.  Conditions to Loan. The obligation of the Agent to advance any funds hereunder on behalf of the Lenders is subject to the satisfaction of the following conditions:

      5.1 Note. The Agent shall have received a Note substantially in the form of Exhibit A attached hereto evidencing such loan.

      5.2 Certificate. The Agent shall have received a certificate of a duly authorized officer of the Company pursuant to Section 1.3 of this Agreement.

      5.3 Waiver. The Agent shall have received a waiver from Silicon Valley Bank of any event of default under the Loan and Security Agreement (the "SVB Agreement") dated as of March 8, 2001 by and between Silicon Valley Bank and the Company in form and substance reasonably satisfactory to the Agent; provided, however, that no such waiver will be required if there are no amounts outstanding under the SVB Agreement.

    6.  Miscellaneous.

      6.1 Fees and Expenses. The Company shall pay the Agent's and the Lender's out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby. Except as provided in the immediately preceding sentence, each party hereto shall bear their own attorney's fees in connection with the negotiation and execution of this Agreement and the other documents and agreements with the Agent or the Lenders contemplated herein.

      6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      6.3 Governing Law. Notwithstanding Section 6.11 below, this Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, entered into and to be performed entirely within New York.

      6.4 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party, in the case of the Company or the Agent, on the signature page hereto, and in the case of each Lender, on Exhibit A hereto, or at such other address as such party may designate by advance written notice to the other parties.

      6.6 Finder's Fee. The Company agrees to indemnify and hold harmless the Agent and each Lender from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Agent and each Lender severally agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Agent or such Lender or any of their respective officers, partners, employees, or representatives is responsible.

      6.7 Entire Agreement. This Agreement, the Notes and the other documents delivered pursuant hereto or thereto, constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

      6.8 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Agent. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

      6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      6.10 Survival. The representations, warranties, covenants and agreements made herein shall survive the consummation or termination of this Agreement.

      6.11 Washington Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COBALT GROUP, INC.

By:	/s/ JOHN W.P. HOLT
Name:	John W.P. Holt
Title:	President & Chief Executive Officer
Address:	2200 First Avenue South, Suite 400 Seattle, WA 98134

ACCEPTED AND AGREED:

WARBURG, PINCUS EQUITY PARTNERS, L.P., as Agent

By:	WARBURG, PINCUS & CO., General Partner

	By:	/s/ JOSEPH P. LANDY
Name: Joseph P. Landy Title: Partner

Address:		466 Lexington Avenue New York, NY 10017 Facsimile: (212) 878-9351 Attention:

SCHEDULE A

  Lender Name and Address

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-9351
Attention:

Warburg, Pincus Netherlands
Equity Partners I, C.V.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-9351
Attention:

Warburg, Pincus Netherlands
Equity Partners II, C.V.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-9351
Attention:

Warburg, Pincus Netherlands
Equity Partners III, C.V.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 878-9351
Attention:

EXHIBIT A

Form of Unsecured Promissory Note

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LOAN AGREEMENT
RECITALS
EXHIBIT A
Form of Unsecured Promissory Note